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CUSIP NO. 422913111                   13D                    Page 12 of 12 Pages



                                                                       Exhibit C
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                            LIMITED POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that Herbard Limited (the "Corporation") does hereby make, constitute and appoint THOMAS A. HUSER as true and lawful attorney-in-fact of the Corporation, to act in the name, place and stead of the
Corporation:

         To negotiate, execute and deliver any and all agreements, documents, instruments and certificates, and to take any and all actions, of whatsoever kind, with regard, directly or indirectly, to any filings, notices, authorizations or actions required or advisable to be made with, given to, obtained from or otherwise to comply with the rules and regulations of the Securities and Exchange Commission, any state or any other governmental office or body, in connection with the record of beneficial ownership or other interest by the Corporation of, or any transactions relating in any way to, any securities of HELP AT HOME, INC., including, without limitation, (1) any statements on Schedule 13D and any amendments thereto, (2) any joint filing agreements pursuant to Rule 13d-1 (f) promulgated under the Securities Exchange Act of 1934, as amended, and any amendments thereto, (3) any initial statements of beneficial ownership on Form 3, and (4) any stements of change in beneficial ownership on Form 4 or Form 5.

         Giving and granting unto said attorney-in-fact full power and authority to do and perform any and every act and whatsoever requisite, necessary, or in the opinion of said attorney-in-fact, desirable to be done in connection with the foregoing, as fully and to intents and purposes as the undersigned might or could do if personally present, by its officers, hereby ratifying and confirming all acts that said attorney-in-fact shall do or cause to be done by virtue hereof.

         The Corporation hereby agrees to indemnify and hold harmless said attorney-in-fact for any claims, liabilities, costs or expenses, including reasonable attorney's fees, incurred by said attorney-in-fact arising out of, or in any way connected with, performance by said attorney-in-fact of any and all acts duly authorized hereunder by the Corporation unless such claims arise out of the wilful or grossly negligent disregard by such attorney-in-fact of his obligations hereunder.

         This Power of Attorney shall expire on July 3, 1999.

         IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be duly executed this 3rd day of July, 1997.

                                              HERBARD LIMITED

                                              By SCS LIMITED, sole director


                                              By: /s/ Derek G. Andrew
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